Exhibit 10.4

SECOND AMENDMENT TO CONSULTING AGREEMENT

This Second Amendment to Consulting Agreement (the “Amendment”) is made and entered into as of May 9, 2006, by and between SAFLINK Corporation, a Delaware corporation (the “Company”), having a principal place of business at 777 108th Avenue NE, Suite 2100, Bellevue, Washington 98004, and The Pennant Group, formerly known as Campbell, Cilluffo & Furlow, LLC (“Consultant”), having a principal place of business at 621 King Street, Suite 200, Alexandria, Virginia 22314, with respect to the following:

WHEREAS, the parties hereto entered into that certain letter consulting agreement, dated as of June 10, 2005 (the “Agreement”), which was first amended on January 25, 2006, pursuant to which Company agreed to pay compensation to Consultant in exchange for certain services to be performed by Consultant; and

WHEREAS, the parties desire to amend the Agreement to extend the term of the Agreement through at least June 30, 2006.

NOW, THEREFORE, the parties hereto hereby agree that the Agreement shall be amended as follows:

1. The term of the Agreement shall be effective as of April 1, 2006 and will continue through June 30, 2006, after which time the agreement will be in effect on a month-to-month basis, unless the Company or Consultant terminates the Agreement upon 30 days’ advance written notice.

2. Except as specified above, the Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, the parties have executed this Amendment as of the date first written above.

“Company”		“Consultant”

SAFLINK Corporation		The Pennant Group

By:
Name:	Jon C. Engman	Name:
Title:	Chief Financial Officer	Title: